CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                    EXHIBIT 2.10

                            ASSET PURCHASE AGREEMENT

                    of the Wafer and Reticle Carrier Business

                                       of

                            ASYST TECHNOLOGIES, INC.

                                       by

                                 ENTEGRIS, INC.
                                       and
                              ENTEGRIS CAYMAN LTD.

                                February 11, 2003

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                TABLE OF CONTENTS

                                                                                                              PAGE NO.
                                                                                                              --------
ARTICLE 1   PURCHASE AND SALE OF ASSETS.......................................................................   1
   1.1    Definition of "Business"............................................................................   1
   1.2    Assets to be Transferred............................................................................   1
          1.2(a)     Leased Real Property.....................................................................   2
          1.2(b)     Machinery and Equipment..................................................................   2
          1.2(c)     Inventory................................................................................   2
          1.2(d)     Trade Rights.............................................................................   2
          1.2(e)     Contracts................................................................................   2
          1.2(f)     Computer Software........................................................................   3
          1.2(g)     Literature...............................................................................   3
          1.2(h)     Records and Files........................................................................   3
          1.2(i)     Licenses; Permits........................................................................   3
          1.2(j)     Employee Note............................................................................   3
   1.3    Excluded Assets.....................................................................................   3
          1.3(a)     Cash and Cash Equivalents................................................................   3
          1.3(b)     Accounts Receivable......................................................................   4
          1.3(c)     Tax Credits..............................................................................   4
          1.3(d)     Tax Records..............................................................................   4
          1.3(e)     Obligations of Affiliates................................................................   4
          1.3(f)     Company Trade Rights.....................................................................   4
          1.3(g)     Excluded Products........................................................................   4
          1.3(h)     MOLL Assets..............................................................................   4
          1.3(i)     Pre-existing Claims......................................................................   4
          1.3(j)     Demo Units...............................................................................   4
          1.3(k)     Inspection Machine.......................................................................   5
          1.3(l)     The Company's SMIF-Enclosure Products....................................................   5
          1.3(m)     Any Prepaid Insurance of the Company.....................................................   5
ARTICLE 2   WARRANTY/SERVICE OBLIGATIONS......................................................................   5
ARTICLE 3   ASSUMPTION OF LIABILITIES.........................................................................   6
   3.1    Liabilities to be Assumed...........................................................................   6
          3.1(a)     Contractual Liabilities..................................................................   6
          3.1(b)     Liabilities Under Permits and Licenses...................................................   6
          3.1(c)     Taxes Arising from Transaction...........................................................   6
   3.2    Liabilities Not to be Assumed.......................................................................   7
          3.2(a)     Accounts Payable.........................................................................   7
          3.2(b)     Income and Franchise Taxes...............................................................   7
          3.2(c)     [*]......................................................................................   7
          3.2(d)     Liabilities to Affiliates................................................................   7
ARTICLE 4   PURCHASE PRICE....................................................................................   7
   4.1    Cash................................................................................................   7
   4.2    Royalties...........................................................................................   7
   4.3    Other Payments and Adjustments......................................................................   8

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                                                              PAGE NO.
                                                                                                              --------
   4.4    Allocation of Purchase Price........................................................................    8
ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF COMPANY.........................................................    8
   5.1    Corporate...........................................................................................    8
          5.1(a)     Organization.............................................................................    8
          5.1(b)     Corporate Power..........................................................................    8
          5.1(c)     Qualification............................................................................    8
          5.1(d)     No Subsidiaries..........................................................................    9
          5.1(e)     Authority................................................................................    9
          5.1(f)     No Violation.............................................................................    9
   5.2    Business Financial Report...........................................................................   10
   5.3    Tax Matters.........................................................................................   10
   5.4    Inventory...........................................................................................   10
   5.5    Absence of Certain Changes..........................................................................   10
          5.5(a)     Any Adverse Change.......................................................................   10
          5.5(b)     Any Damage...............................................................................   11
          5.5(c)     Any Increase in Compensation.............................................................   11
          5.5(d)     Any Labor Disputes.......................................................................   11
          5.5(e)     Any Commitments..........................................................................   11
          5.5(f)     Any Disposition of Property..............................................................   11
          5.5(g)     Any Indebtedness.........................................................................   11
          5.5(h)     Any Liens................................................................................   11
          5.5(i)     Any Amendment of Contracts...............................................................   11
          5.5(j)     Any Loans and Advances...................................................................   11
          5.5(k)     Any Credit...............................................................................   12
          5.5(l)     Any Unusual Events.......................................................................   12
   5.6    Absence of Undisclosed Liabilities..................................................................   12
   5.7    No Litigation.......................................................................................   12
   5.8    Compliance with Laws................................................................................   12
          5.8(a)     Compliance...............................................................................   12
          5.8(b)     Licenses and Permits.....................................................................   13
          5.8(c)     Environmental Matters....................................................................   13
   5.9    Title to and Condition of Properties................................................................   14
          5.9(a)     Marketable Title.........................................................................   14
          5.9(b)     Condition................................................................................   15
          5.9(c)     Real Property............................................................................   15
          5.9(d)     No Condemnation or Expropriation.........................................................   16
   5.10   Insurance...........................................................................................   16
   5.11   Contracts and Commitments...........................................................................   17
          5.11(a)    Real Property Leases.....................................................................   17
          5.11(b)    Personal Property Leases.................................................................   17
          5.11(c)    Purchase Commitments.....................................................................   17
          5.11(d)    Sales Commitments........................................................................   17
          5.11(e)    Contracts with Affiliates and Certain Others.............................................   17

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
                                       ii

                                                                                                              PAGE NO.
                                                                                                              --------
          5.11(f)    Powers of Attorney.......................................................................   17
          5.11(g)    Collective Bargaining Agreements.........................................................   18
          5.11(h)    Loan Agreements..........................................................................   18
          5.11(i)    Guarantees...............................................................................   18
          5.11(j)    Contracts Subject to Renegotiation.......................................................   18
          5.11(k)    Restrictive Agreements...................................................................   18
          5.11(l)    Other Material Contracts.................................................................   18
          5.11(m)    No Default...............................................................................   18
   5.12   Labor Matters.......................................................................................   19
   5.13   Employee Benefit Plans..............................................................................   19
   5.14   Employment Compensation.............................................................................   20
   5.15   Trade Rights........................................................................................   20
   5.16   Major Customers and Suppliers.......................................................................   20
          5.16(a)    Major Customers..........................................................................   20
          5.16(b)    Major Suppliers..........................................................................   21
          5.16(c)    Dealers and Distributors.................................................................   21
   5.17   Product Warranty and Product Liability..............................................................   21
   5.18   Affiliates' Relationships to Company................................................................   22
          5.18(a)    Contracts with Affiliates................................................................   22
          5.18(b)    No Adverse Interests.....................................................................   22
   5.19   Assets Necessary to Business........................................................................   22
   5.20   No Brokers or Finders...............................................................................   22
   5.21   Disclosure..........................................................................................   22
ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF BUYER...........................................................   22
   6.1    Corporate...........................................................................................   23
          6.1(a)     Organization.............................................................................   23
          6.1(b)     Corporate Power..........................................................................   23
   6.2    Authority...........................................................................................   23
   6.3    No Brokers or Finders...............................................................................   23
   6.4    No Violation........................................................................................   23
   6.5    Disclosure..........................................................................................   23
   6.6    Litigation..........................................................................................   24
ARTICLE 7   EMPLOYEES - EMPLOYEE BENEFITS.....................................................................   24
   7.1    Affected Employees..................................................................................   24
   7.2    Retained Responsibilities...........................................................................   24
   7.3    Payroll Tax.........................................................................................   24
   7.4    Termination Benefits................................................................................   24
   7.5    Employee Benefits Plans.............................................................................   25
   7.6    No Third-Party Rights...............................................................................   25
ARTICLE 8   OTHER MATTERS.....................................................................................   25
   8.1    Patent Assignment and Cross-License and Trademark License Agreement.................................   25
   8.2    Transition Services Agreement.......................................................................   25
   8.3    Employment and Noncompetition Agreement.............................................................   25

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                                                              PAGE NO.
                                                                                                              --------
   8.4    Noncompetition; Confidentiality.....................................................................   25
          8.4(a)     Covenant Not to Compete..................................................................   25
          8.4(b)     Covenant of Confidentiality..............................................................   27
          8.4(c)     Equitable Relief for Violations..........................................................   27
          8.4(d)     Transition Services Agreement and Patent Assignment and
                     Cross-License and Trademark License Agreement............................................   27
   8.5    HSR Act Filings.....................................................................................   27
   8.6    Access to Information and Records...................................................................   28
   8.7    Bulk Sales Compliance...............................................................................   28
ARTICLE 9   FURTHER COVENANTS OF THE PARTIES..................................................................   28
   9.1    Covenants of Company................................................................................   28
          9.1(a)     Consents.................................................................................   28
          9.1(b)     Other Action.............................................................................   28
          9.1(c)     Disclosure...............................................................................   28
          9.1(d)     Process for Product Compatibility........................................................   29
          9.1(e)     Confidentiality/Non-Disclosure Agreements................................................   29
          9.1(f)     300mm Dome Tool..........................................................................   29
          9.1(g)     Accounts Receivable......................................................................   29
   9.2    Covenants of Buyer..................................................................................   29
          9.2(a)     Process for Resolution of Product Compatibility..........................................   29
ARTICLE 10   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS......................................................   29
   10.1   Representations and Warranties True on the Closing Date.............................................   29
   10.2   Compliance with Agreement...........................................................................   30
   10.3   Absence of Suit.....................................................................................   30
   10.4   Consents and Approvals..............................................................................   30
   10.5   Buyer Consents and Approvals........................................................................   30
   10.6   Closing Documents...................................................................................   30
ARTICLE 11   CONDITIONS PRECEDENT TO COMPANY'S OBLIGATIONS....................................................   30
   11.1   Representations and Warranties True on the Closing Date.............................................   30
   11.2   Compliance with Agreement...........................................................................   31
   11.3   Absence of Suit.....................................................................................   31
   11.4   Consents............................................................................................   31
   11.5   Closing Documents...................................................................................   31
ARTICLE 12   INDEMNIFICATION..................................................................................   31
   12.1   By Company..........................................................................................   31
   12.2   By Buyer............................................................................................   32
   12.3   Indemnification of Third-Party Claims...............................................................   32
          12.3(a)    Notice and Defense.......................................................................   32
          12.3(b)    Failure to Defend........................................................................   32
          12.3(c)    Indemnified Party's Rights...............................................................   32
   12.4   Indemnification Regarding Warranty/Services.........................................................   33
   12.5   Payment.............................................................................................   33
   12.6   Limitations on Indemnification......................................................................   33

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                                                              PAGE NO.
                                                                                                              --------
          12.6(a)    Time Limitation..........................................................................   33
          12.6(b)    Amount Limitation........................................................................   34
   12.7   No Waiver...........................................................................................   34
   12.8   Right to Set-Off....................................................................................   34
   12.9   Exclusivity of Article 12 Indemnity.................................................................   35
ARTICLE 13   CLOSING..........................................................................................   35
   13.1   Documents to be Delivered by Company................................................................   35
          13.1(a)    Deeds, Bills of Sale.....................................................................   35
          13.1(b)    Compliance Certificate...................................................................   35
          13.1(c)    Opinion of Counsel.......................................................................   35
          13.1(d)    Employment and Noncompetition Agreements.................................................   36
          13.1(e)    Certified Resolutions....................................................................   36
          13.1(f)    Patent Assignment and Cross-License and Trademark
                     License Agreement........................................................................   36
          13.1(g)    Transition Services Agreement............................................................   36
          13.1(h)    Incumbency Certificate...................................................................   36
          13.1(i)    Other Documents..........................................................................   36
   13.2   Documents to be Delivered by Buyer..................................................................   36
          13.2(a)    Cash Purchase Price......................................................................   36
          13.2(b)    Assumption of Liabilities................................................................   36
          13.2(c)    Compliance Certificate...................................................................   36
          13.2(d)    Opinion of Counsel.......................................................................   36
          13.2(e)    Certified Resolutions....................................................................   37
          13.2(f)    Patent Assignment and Cross-License and Trademark
                     License Agreement........................................................................   37
          13.2(g)    Transition Services Agreement............................................................   37
          13.2(h)    Incumbency Certificate...................................................................   37
          13.2(i)    Other Documents..........................................................................   37
ARTICLE 14   DISCLOSURE SCHEDULE..............................................................................   37
ARTICLE 15   FURTHER ASSURANCE................................................................................   37
ARTICLE 16   ANNOUNCEMENTS....................................................................................   38
ARTICLE 17   ASSIGNMENT; PARTIES IN INTEREST..................................................................   38
   17.1   Assignment..........................................................................................   38
   17.2   Parties in Interest.................................................................................   38
ARTICLE 18   RESOLUTION OF DISPUTES...........................................................................   38
   18.1   Arbitration.........................................................................................   38
   18.2   Arbitrators.........................................................................................   38
   18.3   Procedures; No Appeal...............................................................................   39
   18.4   Authority...........................................................................................   39
   18.5   Entry of Judgment...................................................................................   39
   18.6   Confidentiality.....................................................................................   39
   18.7   Continued Performance...............................................................................   39
   18.8   Tolling.............................................................................................   39

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                                                              PAGE NO.
                                                                                                              --------
ARTICLE 19   LAW GOVERNING AGREEMENT..........................................................................   39
ARTICLE 20   AMENDMENT AND MODIFICATION.......................................................................   40
ARTICLE 21   NOTICE...........................................................................................   40
ARTICLE 22   EXPENSES.........................................................................................   41
   22.1   Brokerage...........................................................................................   41
   22.2   Expenses to be Paid by Company......................................................................   41
          22.2(a)    Professional Fees........................................................................   41
   22.3   Other...............................................................................................   42
   22.4   Costs of Litigation or Arbitration..................................................................   42
ARTICLE 23   ENTIRE AGREEMENT.................................................................................   42
ARTICLE 24   COUNTERPARTS.....................................................................................   42
ARTICLE 25   HEADINGS.........................................................................................   42
ARTICLE 26   SEVERABILITY.....................................................................................   42
ARTICLE 27   THIRD-PARTY BENEFICIARIES........................................................................   43

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                 DISCLOSURE SCHEDULE
Schedule 1.2(a)            -     Leased Real Property
Schedule 1.2(b)            -     Machinery and Equipment
Schedule 1.2(c)            -     Inventory
Schedule 1.2(d)            -     Purchased Trade Rights
Schedule 1.2(e)            -     Contracts
Schedule 1.2(f)            -     Computer Software
Schedule 1.3(h)            -     MOLL Assets
Schedule 5.1(c)            -     Qualification
Schedule 5.1(d)            -     Subsidiaries
Schedule 5.1(f)            -     No Violation
Schedule 5.2               -     Business Financial Statements
Schedule 5.3               -     Tax Matters
Schedule 5.4               -     Inventory
Schedule 5.5               -     Absence of Certain Changes
Schedule 5.6               -     Absence of Undisclosed Liabilities
Schedule 5.7               -     Litigation
Schedule 5.8(a)            -     Compliance
Schedule 5.8(b)            -     Licenses and Permits
Schedule 5.8(c)            -     Environmental Matters
Schedule 5.9(a)            -     Marketable Title
Schedule 5.10              -     Insurance
Schedule 5.11(c)           -     Purchase Commitments
Schedule 5.11(d)           -     Sales Commitments
Schedule 5.11(e)           -     Contracts with Affiliates and Certain Others
Schedule 5.11(f)           -     Powers of Attorney
Schedule 5.11(g)           -     Collective Bargaining Agreements
Schedule 5.11(h)           -     Loan Agreements
Schedule 5.11(i)           -     Guarantees
Schedule 5.11(k)           -     Restrictive Agreements
Schedule 5.11(l)           -     Material Contracts
Schedule 5.12              -     Labor Matters
Schedule 5.13              -     Employee Benefit Plans
Schedule 5.14              -     Employment Compensation
Schedule 5.15              -     Trade Rights
Schedule 5.16(a)           -     Major Customers
Schedule 5.16(b)           -     Major Suppliers
Schedule 5.16(c)           -     Dealers and Distributors
Schedule 5.17              -     Product Warranty and Product Liability
Schedule 5.18(a)           -     Contracts w/Affiliates
Schedule 5.20              -     No Brokers or Finders of Company
Schedule 7.1               -     Affected and Key Employees
Schedule 8.4(a)            -     Exceptions to Assignment of Non-Compete
Schedule 8.8               -     Process for Resolution of Product Compatibility

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                EXHIBIT SCHEDULE

Exhibit A     Form of Patent Assignment and Cross-License and Trademark License
              Agreement

Exhibit B     Form of Transition Services Agreement

Exhibit C     [DELETED]

Exhibit D     Form of Legal Opinion by Cooley Godward, LLP

Exhibit E     Form of Legal Opinion by Dunkley, Bennett, Christensen & Madigan,
              P.A.

Exhibit F     Form of Escrow Agreement

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT (this "Agreement") dated February 11, 2003, by and among ENTEGRIS CAYMAN LTD., a Cayman Island corporation and wholly-owned subsidiary of ENTEGRIS, INC., and ENTEGRIS, INC., a Minnesota corporation (collectively, the "Buyer") with their principal place of business located at 3500 Lyman Boulevard, Chaska, Minnesota 55318, and ASYST TECHNOLOGIES, INC., a California corporation ("Company") with its principal place of business located at 48761 Kato Road, Fremont California 94538.

                                    RECITALS

         A. Company is engaged, through its wafer and reticle carrier division in the manufacture, distribution, and sale of 300mm FOUPs, SMIF-pod 300mm, 200mm SMIF Pods, SMIF-Pod 200mm, 150mm Pods, SRP-150 Single Reticle SMIF Pods, MRP-150 Multiple Reticle SMIF Pods and RSP-200 Single Reticle SMIF Pods (collectively the "Products").

         B. Buyer desires to purchase from Company, and Company desires to sell to Buyer, the business and substantially all of the property and assets of Company related to the Business (as hereinafter defined) as set forth herein.

         NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

                                    ARTICLE 1
                           PURCHASE AND SALE OF ASSETS

1.1 Definition of "Business." As used herein, "Business" shall mean the manufacture, production, marketing, distribution, exploitation, sale and related research and development by Company and its subsidiaries of the Products. Such term shall include, without limitation and except as otherwise specifically provided herein, all operations carried on by or related to the Products on the date hereof.

1.2 Assets to be Transferred. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 13 below) Company shall sell, transfer, convey, assign, and deliver to Buyer (or upon Buyer's request, to one or more wholly-owned subsidiaries of Buyer as designated by Buyer), and Buyer shall purchase and accept, all of the business, rights, claims and assets (of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued, contingent or otherwise, and wherever situated) of the Company, used, held for use or acquired or developed for use in the Business, or developed in the course of conducting the Business or by persons employed in the Business (collectively the "Purchased Assets"). The Purchased Assets

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         shall include, but not be limited to (except as set forth below in Trade Rights), all of the following assets or rights of the Company, to the extent so used, held, acquired or developed in connection with the
         Business:

         1.2(a) Leased Real Property. The leases of real property (the "Leased Real Property") used in connection with the Business, as set forth on Schedule 1.2(a) of the Disclosure Schedule (the "Real Property Leases").

         1.2(b) Machinery and Equipment. All molds, fixtures, cleaning systems, machinery, equipment, vehicles, tools, supplies, spare parts, furniture and all other personal property not included in inventory used in connection with the manufacture, assembly, inspection, or cleaning of the Products including but not limited to those located at the Colorado facility and those described on Schedule 1.2(b) of the Disclosure Schedule.

         1.2(c) Inventory. All inventories of raw materials, work-in-process and finished goods (including all such in transit and on consignment) on the Closing Date, together with related packaging materials including but not limited to those assembled on Schedule 1.2(c) of the Disclosure Schedule (collectively the "Inventory").

         1.2(d) Trade Rights. All of the Company's interest in any Trade Rights of the Business as set forth on Schedule 1.2(d) of the Disclosure Schedule ("Purchased Trade Rights"). As used herein, the term "Trade Rights" shall mean and include: (i) all United States, state and foreign trademark rights, business identifiers, trade dress, service marks, trade names, and brand names, including all claims for infringement, and all registrations thereof and applications therefor and all goodwill associated with the foregoing accruing from the dates of first use thereof; (ii) all United States and foreign copyrights, copyright registrations and copyright applications, including all claims for infringement, and all other rights associated with the foregoing and the underlying works of authorship; (iii) those United States and foreign patents and patent applications, including all claims for infringement and all international proprietary rights associated therewith as set forth in the Cross-Licensing Agreement between Company and Buyer dated contemporaneously herewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; and (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property.

         1.2(e) Contracts. Those contracts, contractual rights, purchase orders and sales orders (hereinafter in this Section 1.2(e)) ("Contracts") described in Schedules 1.2(a), 1.2(d) and 1.2(e) of the Disclosure Schedule.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  The Contracts described above are hereinafter collectively described as the "Assumed Contracts." To the extent that any Assumed Contract for which assignment to Buyer is provided herein is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Company agrees to use its commercially reasonable efforts (without any requirement on the part of Buyer to pay any money or agree to any change in the terms of any such Contract) to obtain the consent of such other party to the assignment of any such Assumed Contract to Buyer in all cases in which such consent is or may be required for such assignment. If any required consent shall not be obtained, Company agrees to cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits intended to be assigned to Buyer under the relevant Assumed Contract, including enforcement at the cost and for the account of Buyer of any and all rights of Company against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Buyer, upon notice to Company, shall have no obligation pursuant to Section 3.1 or otherwise with respect to any such Assumed Contract and any such Assumed Contract shall not be deemed to be a Purchased Asset hereunder.

         1.2(f)   Computer Software. A manufacturing database to track FOUPs.

         1.2(g) Literature. All sales literature, promotional literature, catalogs and similar materials related to the Business.

         1.2(h) Records and Files. All records, files, invoices, customer lists, blueprints, specifications, designs, drawings, accounting records, business records, manufacturing process documentation, operating data and other data related to the Business.

         1.2(i) Licenses; Permits. All licenses, permits and approvals related to the Business.

         1.2(j) Employee Note. The indebtedness of Gary Gallagher as evidenced by a promissory note dated January 2001.

1.3 Excluded Assets. Company shall retain all of its rights, claims and assets not described in Section 1.2 without limiting the generality of the foregoing, and any contrary provisions of Section 1.2 notwithstanding, Company shall not sell, transfer, assign, convey or deliver to Buyer, and Buyer will not purchase or accept the following assets of the Business:

         1.3(a) Cash and Cash Equivalents. All cash and cash equivalents of the Business as of Closing.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         1.3(b) Accounts Receivable. All outstanding accounts receivable of the Business accrued by the Company as of Closing, except as set forth in Section 9.1(g) below.

         1.3(c) Tax Credits. Federal, state and local income and franchise tax credits and tax refund claims.

         1.3(d) Tax Records. Company's income and franchise tax returns and tax records. Buyer and its designated agents shall have reasonable access to such records and may make excerpts therefrom and copies thereof.

         1.3(e) Obligations of Affiliates. Notes (other than the note set forth in Section 1.2(k)), drafts, accounts receivable or other obligations for the payment of money, made or owed by any Affiliate of Company. For purposes of this Agreement, the term "Affiliate" shall mean and include all shareholders, directors and officers of Company; the spouse of any such person; any person who would be the heir or descendant of any such person if he or she were not living; and any entity in which any of the foregoing has a direct or indirect interest (except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market).

         1.3(f) Company Trade Rights. All Trade Rights of the Company, other than the Purchased Trade Rights and the rights of the Company as set forth in the Patent Assignment and Cross-License and Trademark License Agreement attached hereto as Exhibit A ("Patent Assignment and Cross-License and Trademark License Agreement").

         1.3(g) Excluded Products. All products now or hereafter produced by the Company that are not Products.

         1.3(h) MOLL Assets. All assets owned by MOLL Industries in connection with the Business including those specifically set forth in
                  Schedule 1.3(h) of the Disclosure Schedule, as well as the Company's contract rights with respect to its MOLL manufacturing agreement.

         1.3(i) Pre-existing Claims. All rights to receive insurance settlements that existed as of Closing and all causes of action arising out of occurrences before the Closing.

         1.3(j) Demo Units. Any demonstration units or sample products related to the Business provided by the Company to Company customers or prospective customers before the Closing.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         1.3(k) Inspection Machine. One August CV9812 inspection machine currently used in the Business which is located in Oregon.

         1.3(l)   The Company's SMIF-Enclosure Products.

         1.3(m)   Any Prepaid Insurance of the Company.

                                    ARTICLE 2
                          WARRANTY/SERVICE OBLIGATIONS

         Warranty/Service Obligations. [*] warranty obligations for products sold or shipped [*] to service such warranty obligations [*] for a period of [*] as follows:

         (i)      [*] of warranty expense;

         (ii)     [*] of expense [*]; and

         (iii) [*], and [*] shall have the rights and be subject to the limitations set forth in Article 12 with respect thereto.

         [*] shall keep records with respect to the warranty expense. [*] shall at its own expense have a right, through an independent certified public accountant selected by the [*], to examine and audit, not more than once each fiscal year, and during normal business hours and upon prior reasonable notice, all such records and accounts as may, under recognized accounting practices, contain information bearing upon the amount of warranty payment due to [*] from [*] under this Agreement.

         If the [*] calculation of warranty expense differs from [*] calculation, the [*] may, at its option, deliver a notice to [*] disputing [*] calculation (a "Challenge Notice") at any time, but in no event more than ninety
(90) days after the close of a calendar year with respect to warranty expense accrued during that calendar year. If a Challenge Notice is delivered to [*] pursuant to the preceding sentence, Company and Buyer shall, during the thirty
(30) days following such delivery, use all commercially reasonable efforts to reach agreement. If during such period the Company and Buyer are unable to agree regarding the disputed calculation, the Company and Buyer shall promptly thereafter select an Accounting Referee (as hereinafter defined) and cause such Accounting Referee to promptly review this Agreement, any related agreements, all such records and accounts as may, under recognized accounting practices, contain information bearing upon the amount of warranty expense paid by [*] to [*] under this Agreement and the respective parties' disputed calculations. The Accounting Referee shall deliver to the Company and Buyer as promptly as practicable a report setting forth the Accounting Referee's calculation. Such report shall be final and binding upon Company and Buyer. The cost of such report shall be borne by (i) [*] if the Accounting Referee's calculation changes warranty expense by less than five percent (5%) of the warranty expense stated in the disputed statement(s); or (ii) the [*] if the Accounting Referee's calculation changes warranty expense by greater than five percent (5%) of

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the warranty expense stated in the disputed statement(s). The "Accounting Referee" shall mean a reputable firm of independent auditors of national standing other than the auditors of the Buyer, at or prior to the Closing Date. In any event, adjustment shall be made to compensate for any errors or omission disclosed by Accounting Referee's report.

         Within fifteen (15) days after the end of each month, [*] shall furnish [*] a statement signed by a duly authorized officer of [*] showing all warranty expense incurred during said month. The warranty expense payable to [*] shall be paid within thirty (30) days after receipt of above statement.

                                    ARTICLE 3
                            ASSUMPTION OF LIABILITIES

3.1 Liabilities to be Assumed. As used in this Agreement, the term "Liability" shall mean and include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured. Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer shall assume and agree to perform and discharge the following, and only the following, Liabilities of Company (collectively the "Assumed Liabilities"):

         3.1(a) Contractual Liabilities. Company's Liabilities arising from and after the Closing Date under and pursuant to the Assumed Contracts.

         3.1(b) Liabilities Under Permits and Licenses. Company's Liabilities arising from and after the Closing Date under any permits or licenses listed in Schedule 5.8(b) of the Disclosure Schedule and assigned to Buyer at the Closing.

         3.1(c) Taxes Arising from Transaction. Any United States, foreign, state or other taxes applicable to, imposed upon or arising out of the sale or transfer of the Purchased Assets to Buyer and the other transactions contemplated by this Agreement, including but not limited to any transfer, sales, use, gross receipts or documentary stamp taxes.

3.2 Liabilities Not to be Assumed. Except as and to the extent specifically set forth in Section 3.1, Buyer is not assuming any Liabilities of Company and all such Liabilities shall be and remain the responsibility of Company including, without limitation, the following.

         3.2(a) Accounts Payable. All outstanding accounts payable related to the Business as of the Closing.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         3.2(b) Income and Franchise Taxes. Any Liability of Company for Federal income taxes and any state or local income, profit or franchise taxes (and any penalties or interest due on account thereof).

         3.2(c)   [*]. All obligations with respect to [*].

         3.2(d) Liabilities to Affiliates. Liabilities of Company to its present or former Affiliates, except obligations for compensation for services rendered as an employee of the Business pursuant to plans or practices disclosed in the Disclosure Schedule.

                                    ARTICLE 4
                                 PURCHASE PRICE

         The aggregate purchase price (the "Purchase Price") for the Purchased Assets shall be as follows:

         4.1 Cash. The sum of up to Thirty-Eight Million Seven Hundred Fifty Thousand and no/100 Dollars ($38,750,000.00) to be paid as follows:

         4.1(a) The sum of Thirty-Eight Million and no/100 Dollars ($38,000,000.00) by wire transfer on the Closing Date; and

         4.1(b) The sum of Seven Hundred Fifty Thousand and no/100 Dollars ($750,000.00) to be deposited into an escrow account pursuant to an Escrow Agreement attached hereto as Exhibit F (the "Escrow Agreement") and shall be paid upon the earlier of (i) June 29, 2003, or (ii) a date on which Buyer is satisfied in good faith that all of the transition and integration issues related to the Business by Company to Buyer have been completed. Buyer shall be entitled to offset any amounts payable hereunder as set forth in Article 12 below.

4.2 Royalties. In addition, the Company shall be entitled to receive certain royalties as set forth in the Patent Assignment and Cross-License and Trademark License Agreement.

4.3 Other Payments and Adjustments. The amount of wages and other remuneration due in respect of periods to and including the Closing to employees of the Business and the amount of bonuses due to such employees for all such periods will be paid by Company directly to such employees.

4.4 Allocation of Purchase Price. The aggregate Purchase Price (including the assumption by Buyer of the Assumed Liabilities) shall be allocated among the Purchased Assets for tax purposes based upon an appraisal conducted by a third-party valuation firm retained by Buyer as soon as reasonably practicable after the Closing Date. The parties will work together in good faith toward an agreed-upon valuation. Company and Buyer will follow

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         and use such allocation in all income, sales registration and other tax returns, filings or other related reports made by them to any governmental agencies. Buyer shall not revalue the parties' agreed-upon valuation for its own purposes without the Company's consent. To the extent that disclosures of this allocation are required to be made by the parties to the Internal Revenue Service ("IRS") under the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") or any regulations thereunder, Buyer and Company will disclose such reports to the other prior to filing with the IRS.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Buyer, or any knowledge of Buyer other than as specifically disclosed in the Disclosure Schedule delivered to Buyer at the time of the execution of this Agreement, and shall survive the Closing of the transactions provided for herein.

5.1      Corporate.

         5.1(a) Organization. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

         5.1(b) Corporate Power. Company has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by Company pursuant hereto and to carry out the transactions contemplated hereby and thereby.

         5.1(c) Qualification. Company is duly licensed or qualified to do business as a foreign corporation in the State of Colorado and is in good standing in each jurisdiction wherein the character of its properties which are Purchased Assets or the nature of the Business makes such licensing or qualification necessary, and where the failure to be so qualified and licensed would have a material adverse effect on the Business; such jurisdictions are listed in Schedule 5.1(c) of the Disclosure Schedule.

         5.1(d) No Subsidiaries. No portion of the Business is conducted by the Company by means of any subsidiary or any other interest in any corporation, partnership or other entity, except as set forth in Schedule 5.1(d) of the Disclosure Schedule.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         5.1(e) Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Company pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Company. No other or further corporate act or proceeding on the part of Company or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Company pursuant hereto or the consummation of the transactions contemplated hereby and thereby, and it is not intended that Company be dissolved or its remaining operations terminated. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Company pursuant hereto will constitute, valid binding agreements of Company, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

         5.1(f) No Violation. Except as set forth on Schedule 5.1(f) of the Disclosure Schedule, neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Company pursuant hereto, nor the consummation by Company of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body, or (c) subject to obtaining the consents referred to in Schedule 5.1(f) of the Disclosure Schedule, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (as defined in Section 5.9(a)), upon any of the Purchase Assets of Company under, any term or provision of the Articles of Incorporation or By-laws of Company or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Company is a party or by which Company or any of its assets or properties may be bound or affected.

5.2 Business Financial Report. Included as Schedule 5.2 of the Disclosure Schedule are the statements of income and expense of the Business for the seven quarters ended December 31, 2002 (the "Business Financial Report"). The Business Financial Report is prepared from and consistent in all respects with financial reports prepared and used by the Company in the ordinary course in managing its business and measuring and reporting its operating results; have been prepared in accordance with the books and records of the Company; and fairly present the results of operations of the Business as of the dates and for the periods indicated.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.3      Tax Matters. Except as set forth on Schedule 5.3 of the Disclosure
         Schedule: (i) all state, foreign, county, local and other tax returns relating primarily to the Business or the Purchased Assets, or required to be filed by or on behalf of Company in any jurisdiction required to be listed in Schedule 5.1(c) of the Disclosure Schedule or any political subdivision thereof, have been timely filed and the taxes paid or adequately accrued; (ii) Company has duly withheld and paid all taxes which it is required to withhold and pay relating to salaries and other compensation heretofore paid to the employees of the Business; and (iii) Company has not received any notice of underpayment of taxes or other deficiency which has not been paid and there are outstanding no agreements or waivers extending the statutory period of limitations applicable to any tax return or report relating primarily to the Business or the Purchased Assets, or required to have been filed by Company in any jurisdiction required to be listed in Schedule 5.1(c) of the Disclosure Schedule or any political subdivision thereof.

5.4 Inventory. The Inventory of the Business which is located in the State of Oregon consists of a quality and quantity usable and saleable in the ordinary course of business. Except as set forth in Schedule 5.4 of the Disclosure Schedule, all Inventory of the Business is located on premises owned or leased by Company or on consignment with customers which premises, leaseholds, or consignments thereof constitute Purchased Assets pursuant to this Agreement. All work-in-process contained in Inventory constitutes items in process of production pursuant to contracts or open orders taken in the ordinary course of business, from regular customers of the Business with no recent history of credit problems with respect to Company; neither Company nor any such customer is in material breach of the terms of any obligation to the other, and no valid grounds exist for any set-off of amounts billable to such customers on the completion of orders to which work-in-process relates. All work-in-process is of a quality ordinarily produced in accordance with the requirements of the orders to which such work-in-process is identified, and will require no rework with respect to services performed prior to Closing.

5.5      Absence of Certain Changes. Except as and to the extent set forth in
         Schedule 5.5 of the Disclosure Schedule, since December 31, 2002, there has not been:

         5.5(a) Any Adverse Change. Any adverse change in the financial condition, assets, Liabilities, business, prospects or operations of the Business;

         5.5(b) Any Damage. Any loss, damage or destruction, whether covered by insurance or not, in connection with or reasonably related to the Business or the Purchased Assets;

         5.5(c) Any Increase in Compensation. Any increase in the compensation, salaries or wages payable or to become payable to any employee or agent of Company who is employed in the Business or whose compensation is reflected in the Business Financial Statements (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued as it pertains to the Affected Employees;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         5.5(d) Any Labor Disputes. Any labor dispute or disturbance, other than routine individual grievances which are not material to the financial condition or results of operations of the Business;

         5.5(e) Any Commitments. Any commitment or transaction by Company in connection with or affecting the Business (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

         5.5(f) Any Disposition of Property. Any sale, lease or other transfer or disposition of any properties or assets of Company that are Purchased Assets (or would have been Purchased Assets had no sale, lease, transfer or disposition occurred), except for the sale of inventory items in the ordinary course of business;

         5.5(g) Any Indebtedness. Except as set forth on Schedule 5.5(g) to the Disclosure Schedule, any indebtedness for borrowed money incurred, assumed or guaranteed by Company in connection with the Business or Purchased Assets;

         5.5(h) Any Liens. Any Lien made on any of the properties or assets of Company that are Purchased Assets (or would become Purchased Assets if not sold, leased, transferred or disposed of prior to the Closing Date);

         5.5(i) Any Amendment of Contracts. Any entering into, amendment or termination by Company of any contract in connection with or affecting the Business, or any waiver of material rights thereunder, other than in the ordinary course of business;

         5.5(j) Any Loans and Advances. Any loan or advance by the Business (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice);

         5.5(k) Any Credit. Other than as set forth in Schedule 5.11(h) of the Disclosure Schedule, any grant of credit to any customer of the Business or distributor of its products on terms or in amounts more favorable than those which have been extended to such customer or distributor in the past, any other change in the terms of any credit heretofore extended, or any other change of Company's policies or practices with respect to the granting of credit in connection with the Business; or

         5.5(l) Any Unusual Events. Any other event or condition not in the ordinary course of Company's operation of the Business which would have a material adverse effect on the Business.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.6 Absence of Undisclosed Liabilities. Except as and to the extent specifically disclosed in the Business Financial Report or in Schedule
         5.6 of the Disclosure Schedule, to the best of the Company's knowledge, the Business does not have any liabilities, other than commercial liabilities and obligations incurred since the date of the Business Financial Report in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect on the financial condition or results of operations of the Business by Buyer after the Closing. Except as and to the extent described in the Business Financial Report or in Schedule 5.6 of the Disclosure Schedule, Company has no knowledge of any basis for the assertion against Company of any material liability in connection with or affecting the Business or the Purchased Assets, except commercial liabilities and obligations incurred in the ordinary course of the Business and consistent with past practice.

5.7 No Litigation. Except as set forth in Schedule 5.7 of the Disclosure Schedule, there is no action, suit, arbitration proceeding, investigation or inquiry pending or threatened against Company or its directors (in such capacity) that questions the validity of this Agreement and the transactions contemplated hereby or reasonably relates to the Business, the Purchased Assets or the Assumed Liabilities, nor does Company know, or have grounds to know, of any basis for any such proceedings, investigations or inquiries which would have a material adverse effect on the same. Schedule 5.7 of the Disclosure Schedule also identifies all such actions, suits, proceedings, investigations and inquiries to which Company or any of its directors have been parties since December 31, 2002, related to the Business. Except as set forth in Schedule 5.7 of the Disclosure Schedule, neither Company as related to the Purchased Assets, the Purchased Assets, nor the Assumed Liabilities is subject to any judgment, order, writ or injunction of any court, arbitrator or federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

5.8 Compliance With Laws. With respect to the following representations 5.8(a), 5.8(b), and 5.8(c), the Company makes no representations regarding these matters with respect to the operations of MOLL Industries.

         5.8(a) Compliance. Except as set forth in Schedule 5.8(a) of the Disclosure Schedule, to the best of the Company's knowledge, the Business (including each and all of its operations, practices, properties and assets) is in material compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations (collectively, "Laws"), including, without limitation, those applicable to discrimination in employment, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, product advertising and the Environmental Laws as hereinafter defined. Except as set forth in Schedule 5.8(a) of the Disclosure Schedule, Company has not received notice of any violation or alleged violation of, and is subject to no Liability for past or continuing violation of, any Laws with respect to the operations of the Business, the result of which would have a material adverse effect on the Business. All reports and returns

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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                  required to be filed by Company with any governmental
                  authority have been filed, and were accurate and complete when filed. Without limiting the generality of the foregoing:

                  (i) To the best of the Company's knowledge, the operation of the Business as it is now conducted does not, nor does any condition existing at any of the Business facilities, in any manner constitute a material nuisance or other tortious interference with the rights of any person or persons in such a manner as to give rise to or constitute the grounds for a suit, action, claim or demand by any such person or persons seeking compensation or damages or seeking to restrain, enjoin or otherwise prohibit any aspect of the conduct of the Business or the manner in which it is now conducted.

                  (ii) Company has made all required payments to its unemployment compensation reserve accounts with the appropriate governmental departments of the states where it is required to maintain such accounts with respect to the operations of the Business, and each of such accounts has a positive balance.

         5.8(b) Licenses and Permits. To the best of the Company's knowledge, Company has all licenses, permits, approvals, authorizations and consents of all governmental and regulatory authorities and all certification organizations required for the conduct of the Business and the operation of the Facilities. All such licenses, permits, approvals, authorizations and consents are described in Schedule 5.8(b) of the Disclosure Schedule, are in full force and effect and are assignable to Buyer in accordance with the terms hereof. Except as set forth in
                  Schedule 5.8(b) of the Disclosure Schedule, the Business (including its operations, properties and assets) is and has been in material compliance with all such permits and licenses, approvals, authorizations and consents.

         5.8(c) Environmental Matters. The applicable Laws relating to pollution or protection of the environment, including Laws relating to emissions, discharges, generation, storage, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic, hazardous or petroleum or petroleum-based substances or wastes (collectively, "Waste") into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Waste including, without limitation, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental Response Compensation Liability Act ("CERCLA"), as amended, and their state and local counterparts are herein collectively referred to as the "Environmental Laws". Without limiting the generality of the foregoing

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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                  provisions of this Section 5.8, to the best of the Company's knowledge, the Business is in full compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth in
                  Schedule 5.8(c) of the Disclosure Schedule, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or threatened against Company with respect to the Business relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth in Schedule 5.8(c) of the Disclosure Schedule, to the best of the Company's knowledge, there are no past or present (or, to the best of Company's knowledge, future) events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any liability, including, without limitation, liability under CERCLA or similar state or local Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Waste. To the best of Company's knowledge, no portion of any of the Leased Real Property has been used as a landfill or for storage or landfill of hazardous or toxic materials.

5.9      Title to and Condition of Properties.

         5.9(a) Marketable Title. Company has good and marketable title to all the Purchased Assets, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights-of-way, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens") except those described in Schedule 5.9(a) of the Disclosure Schedule; and, in the case of real property, Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings (and which have been sufficiently accrued or reserved against in the Business Financial Report), municipal and zoning ordinances and easements for public utilities, none of which interfere with the use of the property as currently utilized ("Permitted Real Property Liens"). None of the Purchased Assets are subject to any restrictions with respect to the transferability thereof. Company has complete and unrestricted power and right to sell, assign, convey and deliver the Purchased Assets to Buyer as

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  contemplated hereby. At Closing, Buyer will receive good and marketable title to all the Purchased Assets, free and clear of all Liens of any nature whatsoever except those described in Schedule 5.9(a) of the Disclosure Schedule and Permitted Real Property Liens which Buyer has agreed to assume.

         5.9(b) Condition. All tangible assets (real and personal) constituting Purchased Assets hereunder are in good operating condition and repair, free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of Company), and, to the best of Company's knowledge, have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the business of Company as conducted during the preceding 12 months. All buildings, plants and other structures owned or otherwise utilized by Company in operating the Business are in good condition and repair and have no structural defects or defects affecting the plumbing, electrical, sewerage, or heating, ventilating or air conditioning systems.

         5.9(c) Real Property. Company does not own any real property in connection with the Business. Schedule 1.2(a) of the Disclosure Schedule sets forth all Leased Real Property used or occupied by Company in operating the Business. To the best of the Company's knowledge, there are now in full force and effect duly issued certificates of occupancy permitting the Leased Real Property and improvements located thereon to be legally used and occupied as the same are now constituted. To the best of the Company's knowledge, all of the Leased Real Property has permanent rights of access to dedicated public highways. To the best of the Company's knowledge, no fact or condition exists which would prohibit or adversely affect the ordinary rights of access to and from the Leased Real Property from and to the existing highways and roads and there is no pending or threatened restriction or denial, governmental or otherwise, upon such ingress and egress. To the best of the Company's knowledge, there is not (i) any claim of adverse possession or prescriptive rights involving any of the Leased Real Property, (ii) any structure located on any Leased Real Property which encroaches on or over the boundaries of neighboring or adjacent properties or (iii) any structure of any other party which encroaches on or over the boundaries of any of such Leased Real Property. To the best of Company's knowledge, none of the Leased Real Property is located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any Law. To the best of the Company's knowledge, no public improvements have been commenced and none are planned which in either case may result in special assessments against or otherwise materially adversely affect any Leased Real Property. Company has no notice or knowledge of any (i) planned or proposed increase in assessed valuations of any Leased Real Property, (ii) governmental agency or court order requiring repair, alteration, or correction of any existing condition

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

                  affecting any Leased Real Property or the systems or improvements thereat, (iii) condition or defect which could give rise to an order of the sort referred to in "(ii)" above, or (iv) underground storage tanks, or any structural, mechanical, or other defects of material significance affecting any Leased Real Property or the systems or improvements thereat (including, but not limited to, inadequacy for normal use of mechanical systems or disposal or water systems at or serving the Leased Real Property).

         5.9(d) No Condemnation or Expropriation. Neither the whole nor any portion of the Purchased Assets is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to the best of Company's knowledge has any such condemnation, expropriation or taking been proposed.

5.10 Insurance. Set forth in Schedule 5.10 of the Disclosure Schedule is a complete and accurate list and description of all policies of fire, liability, product liability, workers compensation, health and other forms of insurance presently in effect with respect to the Business or the Purchased Assets. Schedule 5.10 of the Disclosure Schedule includes, without limitation, the carrier, the description of coverage, the limits of coverage, retention or deductible amounts, amount of annual premiums, date of expiration, and any pending claims in excess of $100,000.00. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the Business and its associated properties of the kinds, in the amounts and against the risks customarily maintained by organizations similarly situated.
         Schedule 5.10 of the Disclosure Schedule indicates each policy as to which (a) the coverage limit has been reached or (b) the total incurred losses to date equal 75% or more of the coverage limit. No notice of cancellation or termination has been received with respect to any such policy, and Company has no knowledge of any act or omission of Company which could result in cancellation of any such policy prior to its scheduled expiration date. Company has not been refused any insurance with respect to any aspect of the operations of the Business nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three years. Company has duly and timely made all claims it has been entitled to make under each policy of insurance. There is no claim by Company pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and Company knows of no basis for denial of any claim under any such policy.

5.11     Contracts and Commitments.

         5.11(a) Real Property Leases. Except as set forth in Schedule 1.2(a) of the Disclosure Schedule, Company has no leases of real property used or held for use in connection with the Business or the Purchased Assets.

         5.11(b) Personal Property Leases. Company has no leases of personal property used or held for use in connection with the Business or the Purchased Assets

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

                  involving consideration or other expenditure in excess of $25,000.00 or involving performance over a period of more than twelve (12) months.

         5.11(c) Purchase Commitments. Except with respect to Moll Industries or as set forth on Schedule 5.11(c) of the Disclosure Schedule, Company has no purchase commitments for inventory items or supplies in connection with the Business in excess of twelve (12) months normal usage, or which exceed an aggregate of $100,000.00.

         5.11(d) Sales Commitments. Except as set forth on Schedule 5.11(d) of the Disclosure Schedule, Company has no sales contracts or commitments to customers or distributors in connection with or affecting the Business or the Purchased Assets which aggregate in excess of $100,000.00 to any one customer or distributor (or group of affiliated customers or distributors) except for purchase orders taken in the ordinary course of business. Company has no sales contracts or commitments in connection with or affecting the Business or the Purchased Assets except those made in the ordinary course of business, at arm's length, and no such contracts or commitments are for a sales price which would result in a material loss to the Business.

         5.11(e) Contracts With Affiliates and Certain Others. Except as set forth on Schedule 5.11(e) of the Disclosure Schedule, Company has no agreement, understanding, contract or commitment (written or oral) in connection with or affecting the Business or the Purchased Assets with any Affiliate or any other officer, employee, agent, consultant, distributor or dealer that is not cancelable by Company on notice of not longer than 30 days without liability, penalty or premium of any nature or kind whatsoever.

         5.11(f) Powers of Attorney. Except as set forth on Schedule 5.11(f) of the Disclosure Schedule, the Company has not given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever in connection with or reasonably related to the Business or the Purchased Assets.

         5.11(g)  Collective Bargaining Agreements. Except as set forth in
                  Schedule 5.11(g) of the Disclosure Schedule, Company is not a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups representing or purporting to represent employees of the Business. Copies of all such agreements have heretofore been delivered to Buyer.

         5.11(h) Loan Agreements. Except as set forth in Schedule 5.11(h) of the Disclosure Schedule, Company is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise, which obligation constitutes or gives rise or could by

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

                  its terms, through the giving of notice or any other events short of judgment by a court, give rise to a lien against any Purchased Asset.

         5.11(i) Guarantees. Except as disclosed on Schedule 5.11(i) of the Disclosure Schedule, Company has not guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person, in connection with the Business or reasonably related to the Business or the Purchased Assets.

         5.11(j) Contracts Subject to Renegotiation. Company is not a party to any contract with any governmental body which is subject to renegotiation in connection with or reasonably related to the Business or the Purchased Assets.

         5.11(k) Restrictive Agreements. Except as set forth on Schedule 5.11(k) of the Disclosure Schedule, Company is not a party to nor is it bound by any agreement requiring Company to assign any interest in any trade secret or proprietary information constituting Purchased Assets hereunder, or prohibiting or restricting Company in its operation of the Business from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on the Business anywhere in the world.

         5.11(l) Other Material Contracts. Company has no lease, contract or commitment of any nature affecting the Business and involving consideration or other expenditure in excess of $100,000.00, or involving performance over a period of more than twelve
                  (12) months, or which is otherwise individually material to the operations of the Business, except for purchase orders taken in the ordinary course of business and except as explicitly described in Schedule 5.11(l) or in any other Schedule of the Disclosure Schedule.

         5.11(m) No Default. Except as set forth on Schedule 5.11(m) of the Disclosure Schedule, Company is not in default under any lease, contract or commitment in its operation of the Business, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder and which would cause a material adverse effect on the Business or cause the acceleration of any of Company's obligations or result in the creation of any Lien on any Purchased Asset. No third party is in default under any such lease, contract or commitment to which Company is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder, or give rise to an automatic termination, or the right of discretionary termination thereof.

5.12 Labor Matters. Except as set forth in Schedule 5.12 of the Disclosure Schedule, within the last five years Company has not experienced any labor disputes, union organization

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

         attempts or any work stoppage due to labor disagreements in connection with the Business. In its operation of the Business, except to the extent set forth in Schedule 5.12 of the Disclosure Schedule, (a) Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against Company pending or threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting Company nor any secondary boycott with respect to products of the Business; (d) no question concerning representation has been raised or is threatened respecting the employees of the Business;
         (e) no grievance which might have a material adverse effect on the Business, nor any arbitration proceeding arising out of or under collective bargaining agreements, is pending and no such claim therefor exists; and (f) there are no administrative charges or court complaints against Company concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity Commission or any state or federal court or agency.

5.13 Employee Benefit Plans. All of the accrued obligations of Company, whether arising by operation of law, by contract or by past custom, for payments by it to trust or other funds or any governmental agency with respect to unemployment compensation benefits, social security benefits, or any other benefits for employees of the Business ("Business Employees") shall have been paid prior to Closing or, if due after Closing, shall be paid when due under applicable laws, regulations, or provisions of benefit plans or policies as the case may be. All accrued vacation benefits payable to Business Employees shall have been paid prior to or contemporaneously with Closing. All other accrued benefits or contributions, and all other reasonably anticipated obligations of Company, whether arising by operation of law, by contract or by past custom, for holiday pay, bonuses or other forms of compensation or benefits which are and may become payable to Business Employees shall be paid in accordance with the provisions of applicable laws, regulations, benefit plans or policies, as the case may be. Except as set forth in the Transition Services Agreement and except as set forth in Schedule 5.13 of the Disclosure Schedule, in no event shall Buyer assume or be responsible for past or future obligations of Company to any employee, including any obligations to pay salary, benefits, severance pay, vacation pay, or other benefits to any employee, regardless of whether such employees are hired by Buyer; provided, however, that with respect to those employees listed in
         Schedule 7.1, Buyer agrees to extend to the employee the same severance benefits that the employee had at the Company (regardless of whether Buyer hires such Employees), and the employees shall be given credit for years of service in determining the applicable amount of vacation they are entitled to under Buyer's vacation policy.

5.14 Employment Compensation. Schedule 5.14 of the Disclosure Schedule contains a true and correct list of all Business Employees to whom the Company is paying compensation for services rendered or otherwise; and in the case of salaried employees such list identifies the current annual rate of compensation for each employee and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

5.15 Trade Rights. Schedule 5.15 of the Disclosure Schedule lists all Trade Rights of the type described in Section 1.2(d) which are or were used, held for use, or acquired or developed for use in the Business, or developed in the course of conducting the Business or by persons employed in the Business, specifying whether such Trade Rights are owned, controlled, used or held (under license or otherwise) by Company, and also indicating which of such Trade Rights are registered. All Trade Rights shown as registered in Schedule 5.15 of the Disclosure Schedule have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current. To our knowledge, the Purchased Trade Rights and the rights acquired by Buyer pursuant to the Patent Assignment and Cross-License and Trademark License Agreement provide Buyer with all of the Trade Rights necessary in order to conduct the Business as such is currently being conducted. To our knowledge, Company is not infringing and has not infringed any Trade Rights of another in the operation of the Business, nor is any other person infringing the Trade Rights of Company. Company has not granted any license or made any assignment of any Trade Right listed on Schedule 5.15 of the Disclosure Schedule, nor does Company pay any royalties or other consideration for the right to use any Trade Rights of others. There are no inquiries, investigations or claims or litigation challenging or threatening to challenge Company's right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights of Company. To the best of the Company's knowledge, all Trade Rights of Company, with the exception of patent and trademark applications, are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of Company. With respect to patent and trademark applications, all such applications are in good standing.

5.16     Major Customers and Suppliers.

         5.16(a) Major Customers. Schedule 5.16(a) of the Disclosure Schedule contains a list of the ten (10) largest customers, including distributors, of the Business for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of net sales) showing the total dollar amount of net sales to each such customer during each such year. Company has no knowledge or information of any facts indicating, nor any other reason to believe, that any of the customers listed on Schedule 5.16(a) of the Disclosure Schedule will not continue to be customers of the Business after the Closing at substantially the same level of purchases as heretofore.

         5.16(b) Major Suppliers. Schedule 5.16(b) of the Disclosure Schedule contains a list of the two (2) major suppliers to the Business for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of purchases); showing the total dollar amount of purchases from each such supplier during each such year. Company has no knowledge or information of any facts indicating, nor any other reason to believe, that any of the suppliers listed on Schedule 5.16(b) of the Disclosure Schedule will not continue to be suppliers to the Business after the Closing and will not continue to supply the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

                  Business with substantially the same quantity and quality of goods at competitive prices.

         5.16(c) Dealers and Distributors. Schedule 5.16(c) of the Disclosure Schedule contains a list by product line of all dealers and distributors of the Business, together with representative copies of all dealer, distributor and franchise contracts and policy statements, and a description of all substantial modifications or exceptions.

5.17 Product Warranty and Product Liability. Schedule 5.17 of the Disclosure Schedule contains a true, correct and complete copy of Company's standard warranty or warranties for sales of Products (as defined below) and, except as stated therein, there are no warranties, commitments or obligations with respect to the return, repair or replacement of Products. Schedule 5.17 of the Disclosure Schedule contains a description of all product liability claims and similar claims, actions, litigation and other proceedings relating to Products which are presently pending or which to Company's knowledge are threatened, or which have been asserted or commenced against Company within the last two (2) years, in which a party thereto either requests injunctive relief (whether temporary or permanent) or alleges damages in excess of $100,000.00 (whether or not covered by insurance). To the best of the Company's knowledge, there are no defects in design, construction or manufacture of Products which would adversely affect performance or create an unusual risk of injury to persons or property. Except as set forth on Schedule 5.17, none of the Products has been the subject of any replacement, field fix, retrofit, modification or recall campaign other than in the ordinary course of business. The Products have been designed and manufactured so as to meet and comply with all governmental standards and specifications currently in effect, and have received all governmental approvals necessary to allow their sale and use. As used herein, the term "Products" means any and all products currently or at any time previously manufactured, distributed or sold by Company, or by any predecessor of Company under any brand name or mark under which products are or have been manufactured over the last three (3) years, distributed or sold by Company, in or through the Business.

5.18     Affiliates' Relationships to Company.

         5.18(a) Contracts With Affiliates. All leases, contracts, agreements or other arrangements concerning the Business between Company and any Affiliate or between the Business and other business units of the Company are described on Schedule 5.18(a) of the Disclosure Schedule.

         5.18(b) No Adverse Interests. No Affiliate has any direct or indirect interest in (i) any entity which does business with Company in connection with the operation of, or is competitive with, the Business, or (ii) any property, asset or right which is used by Company in the conduct of the Business.

5.19 Assets Necessary to Business. The Purchased Assets, together with the assets and rights licensed pursuant to the Assignment and Patent Assignment and Cross-License and

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         Trademark License Agreement in the form of Exhibit A hereto, include all property and assets (except for the Excluded Assets), and all leases, licenses, and other agreements currently used by Company in the conduct of the Business. There are no Company-owned assets (except for the Excluded Assets), which are necessary to permit Buyer to carry on, or currently used or held for use in, the Business as presently conducted.

5.20 No Brokers or Finders. Except as set forth on Schedule 5.20 of the Disclosure Schedule, neither Company nor any of its directors, officers, employees, shareholders or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof and that no person, corporation, partnership, or entity is entitled to a broker's commission, finder's fee, or any similar compensation upon the consummation of the transactions contemplated herein.

5.21 Disclosure. No representation or warranty by Company in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of Company pursuant to this Agreement, nor any document or certificate delivered to Buyer pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements and information contained in any certificate, instrument, or Disclosure Schedules delivered by or on behalf of Company shall be deemed representations and warranties by Company.

                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer makes the following representations and warranties to Company, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Company or any notice to Company, and shall survive the Closing of the transactions provided for herein.

6.1      Corporate.

         6.1(a) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.

         6.1(b) Corporate Power. Buyer has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Buyer and to carry out the transactions contemplated hereby and thereby.

6.2 Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         authorized by the Board of Directors of Buyer. No other corporate act or proceeding on the part of Buyer or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Buyer pursuant hereto will constitute, valid and binding agreements of Buyer, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

6.3 No Brokers or Finders. Neither Buyer nor any of its directors, officers, employees or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof and that no person, corporation, partnership, or entity is entitled to a broker's commission, finder's fee, or any similar compensation upon the consummation of the transactions contemplated herein.

6.4 No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto, nor the consummation by Buyer of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction, or decree of any court or governmental authority, or (b) will violate or conflict with, or constitute a material default under, any term or provision of the material agreements, Articles of Incorporation, or By-laws of Buyer.

6.5 Disclosure. No representation or warranty by Buyer in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of Buyer pursuant to this Agreement, nor any document or certificate delivered to Company pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

6.6 Litigation. There is no action, suit, arbitration proceeding, investigation or inquiry pending or threatened against Buyer or its directors (in such capacity) that questions the validity of this Agreement and the transactions contemplated hereby.

                                    ARTICLE 7
                          EMPLOYEES - EMPLOYEE BENEFITS

7.1 Affected Employees. "Affected Employees" shall mean employees of the Company who are employed by Buyer immediately after the Closing as set forth on Schedule 7.1 of the Disclosure Schedule. Certain Affected Employees who are also noted as key to the Business on Schedule 7.1 of the Disclosure Schedule (herein referred to also as "Key Employees") shall enter into Employment and Non-Competition Agreements with the Buyer.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.2 Retained Responsibilities. Company agrees to satisfy, or cause its insurance carriers to satisfy, all claims for benefits, whether insured or otherwise (including, but not limited to, workers' compensation, life insurance, medical and disability programs), under Company's employee benefit programs brought by, or in respect of, Affected Employees and other employees and former employees of the Company, which claims arise out of events occurring on or prior to the Closing Date, in accordance with the terms and conditions of such programs or applicable workers' compensation statutes without interruption as a result of the employment by Buyer of any such employees after the Closing Date.

7.3 Payroll Tax. Company agrees to make a clean cut-off of payroll and payroll tax reporting with respect to the Affected Employees paying over to the federal, state and city governments those amounts respectively withheld or required to be withheld for periods ending on or prior to the Closing Date. Company also agrees to issue, by the date prescribed by IRS Regulations, Forms W-2 for wages paid through the Closing Date. Except as set forth in this Agreement, Buyer shall be responsible for all payroll and payroll tax obligations after the Closing Date for Affected Employees.

7.4 Termination Benefits. Buyer shall be solely responsible for, and shall pay or cause to be paid, severance payments and other termination benefits, if any, to Affected Employees who may become entitled to such benefits by reason of any events occurring within the first year after Closing on terms substantially equivalent to those offered by the Company prior to the Closing Date. If any action on the part of Company prior to the Closing, or if the sale to Buyer of the Business and the Purchased Assets pursuant to this Agreement or the transactions contemplated hereby, or if the failure by Buyer to hire as a permanent employee of Buyer any employee of Company, shall result in any liability or claim of liability for severance payments or termination benefits, or any liability, forfeiture, fine or other obligation by virtue of any state, federal or local "plant-closing" or similar law, such liability or claim of liability shall be the sole responsibility of Company, and Company shall indemnify and hold harmless Buyer for any losses resulting directly or indirectly from such liability or claim.

7.5 Employee Benefit Plans. Buyer agrees to provide the Affected Employees with benefits substantially equal to the benefits provided by Company prior to Closing. In addition, Buyer agrees that it will credit Affected Employees with the same number of years of service that such employees had with the Company prior to Closing (i.e., if an Affected Employee had five years of service with the Company, Buyer will treat Affected Employee as having had five years with Buyer). As such, the Buyer will make available to the Affected Employees the same employment benefits he/she would have been entitled to receive had such Affected Employee been employed by Buyer for a period of time equal to his/her employment with the Company.

7.6 No Third-Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any of Company's employees, former employees, collective bargaining representatives, job applicants, any association or group of such persons or any Affected

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         Employees any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any rights of employment.

                                    ARTICLE 8
                                  OTHER MATTERS

8.1 Patent Assignment and Cross-License and Trademark License Agreement. As an inducement to the parties to execute this Agreement and complete the transactions contemplated hereby, the Company and Buyer agree to enter into a Patent Assignment and Cross-License and Trademark License Agreement in the form attached hereto as Exhibit A (the "Patent Assignment and Cross-License and Trademark License Agreement").

8.2 Transition Services Agreement. As an inducement to the parties to execute this Agreement and complete the transactions contemplated hereby, the parties agree to enter into a Transition Services Agreement in the form attached hereto as Exhibit B (the "Transition Services Agreement").

8.3 Employment and Noncompetition Agreement. At the Closing, Company shall cause to be delivered to Buyer Employment and Noncompetition Agreements in a form requested by Buyer executed by each of the Key Employees.

8.4 Noncompetition; Confidentiality. Subject to the Closing, and as an inducement to Buyer to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the Business, and in addition to and not in limitation of any covenants contained in any agreement executed and delivered pursuant to Section 8.4 hereof, Company hereby covenants and agrees as follows:

         8.4(a) Covenant Not to Compete. For a period of seven (7) years from the Closing Date (except pursuant to subsection 8.4(a)(iii)), Company will not directly or indirectly engage in any Competitive Activities (as hereinafter defined). The term "Competitive Activities" as used herein shall mean:

                  (i) directly or indirectly engaging in, continuing in or carrying on the Business, or any businesses substantially similar thereto, including any carrier related products in the semiconductor industry or any injection molded materials handling products in any other industry, and including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto;

                  (ii) consulting with or advising, whether or not for consideration, any corporation, partnership, firm or other business organization which is, at the time such consultation or advice is given, a competitor of Buyer

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                           with respect to any aspect of the Business or Purchased Assets which Buyer is acquiring hereunder, whether or not related to the semiconductor industry, including, but not limited to, advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction on other than an arms' length basis with any such competitor; provided, however, that this restriction shall not prevent the Company from continuing to work with its customers in the ordinary course of business.

                  (iii) for a period of three (3) years from the Closing Date, offering employment to an Affected Employee, without the prior written consent of Buyer; or

                  (iv) engaging in any practice the purpose of which is to evade the provisions of this covenant not to compete.

                  provided, however, that the term "Competitive Activities" shall not include the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation. The parties agree that the geographic scope of this covenant not to compete shall extend world wide. Except as set forth on Schedule 8.4(a) of the Disclosure Schedule, the parties agree that Buyer may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any person, corporation, firm or entity that purchases all or part of the Business or the Purchased Assets. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope, industry, or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

         8.4(b) Covenant of Confidentiality. Company shall not at any time subsequent to the Closing, except as explicitly requested by Buyer, (i) use for any purpose, (ii) disclose to any person, or (iii) keep or make copies of documents, tapes, discs or programs containing, any confidential information concerning the Business, the Purchased Assets or the Assumed Liabilities. For purposes hereof, "confidential information" shall mean and include, without limitation, all Trade Rights which are Purchased Assets, all customer lists and customer information of the Business, and all other information concerning the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  processes, apparatus, equipment, packaging, Products, marketing and distribution methods of the Business, not previously disclosed to the public directly by Company; provided, however, that this restriction shall not prevent the Company from continuing to utilize customer lists and customer information in continuing the ordinary course of its business with such customers.

         8.4(c) Equitable Relief for Violations. Company agrees that the provisions and restrictions contained in this Section 8.4 are necessary to protect the legitimate continuing interests of Buyer in acquiring the Business through the purchase of the Purchased Assets and the assumption of the Assumed Liabilities, and that any violation or breach of these provisions will result in irreparable injury to Buyer for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to Buyer for such violation or breach and regardless of any other provision contained in this Agreement, Buyer shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Section 8.4.

         8.4(d) Transition Services Agreement and Patent Assignment and Cross-License and Trademark License Agreement. Nothing in this
                  Section 8.4 shall prevent the Company from performing its obligations under the Transition Services Agreement or the Patent Assignment and Cross-License and Trademark License Agreement entered into between Buyer and the Company.

8.5 HSR Act Filings. To the extent such filings are determined to be necessary or have not been completed prior to the execution of this Agreement, each of Company and Buyer shall, in cooperation with the other, file any reports or notifications that may be required to be filed by it under the HSR Act, with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other. Prior to making any communication, written or oral, with the Federal Trade Commission, the Antitrust Division of the federal Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby, the Company shall consult with Buyer.

8.6 Access to Information and Records. After the Closing, each party will afford the other party, its counsel, accountants and other representatives, during normal business hours, reasonable access to the books, records and other data in such party's possession relating directly or indirectly to the properties, liabilities or operations of the Business, with respect to periods prior to the Closing, and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party for any proper business purpose. Each party agrees for a period extending six years after the Closing not to destroy or otherwise dispose of any such records without first offering in writing to surrender such records to the other party, which party shall have ten (10) days after such offer to agree in writing to take possession thereof.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.7 Bulk Sales Compliance. Following the execution of this Agreement, unless compliance with this Section 8.7 is waived by Buyer, Buyer and Company shall cooperate in complying with all provisions of the bulk sales or bulk transfer statutes of all states having jurisdiction, in such a way as to provide Buyer the greatest measure of protection against the creditors of Company allowable under all such statutes.

                                    ARTICLE 9
                        FURTHER COVENANTS OF THE PARTIES

9.1 Covenants of Company. The Company covenants and agrees as follows, which covenants shall survive Closing:

         9.1(a) Consents. Company has obtained all consents necessary for the consummation of the transactions contemplated hereby, including, without limitation, the consent of each lessor of personal property leased by Company under leases being assumed by Buyer herein to assignment of the lessee's interest under the lease of such property to Buyer. All such consents shall be in writing and executed counterparts thereof shall be delivered to Buyer promptly after Company's receipt thereof but in no event later than two business days prior to the Closing.

         9.1(b) Other Action. Company shall use its best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the parties' obligations to consummate the transactions contemplated in this Agreement.

         9.1(c) Disclosure. Company shall have a continuing obligation to promptly notify Buyer in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure, but no such disclosure shall cure any breach of any representation or warranty which is inaccurate.

         9.1(d) Process for Product Compatibility. Company agrees that it will use commercially reasonable efforts to comply with the general principles set forth in the Process for Resolution of Product Compatibility described on Schedule 8.8 of the Disclosure Schedule.

         9.1(e) Confidentiality/Non-Disclosure Agreements. The Company agrees to work with Buyer in enforcing any confidentiality and non-disclosure agreements it has entered into with third parties prior to Closing which relate to the Business.

         9.1(f) 300mm Dome Tool. The Company agrees that the Purchased Assets includes a 300mm Dome Tool which is located in Malaysia and is in the process of being developed. The Company agrees to pay for the completion of this tool

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  and will use its commercially reasonable efforts to timely complete and deliver such tool to Buyer after the Closing Date.

         9.1(g) Accounts Receivable. In the event that inventory valued at approximately $300,000 is returned by United Microelectronics Corporation or such inventory is modified by Buyer, the Company agrees that such inventory shall be included in the Purchased Assets and Company shall have no rights to any accounts receivable in connection with such inventory whether arising prior to, on or after the Closing Date. In the event United Microelectronics Corporation pays the Company for such inventory, without modification, Company shall be entitled to keep such payment.

9.2 Covenants of Buyer. The Buyer covenants and agrees as follows which covenants shall survive Closing:

         9.2(a) Process for Resolution of Product Compatibility. The Buyer agrees to use commercially reasonable efforts to comply with the general principles set forth in the Process for Resolution of Product Compatibility described on Schedule 8.8 of the Disclosure Schedule.

                                   ARTICLE 10
                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:

10.1 Representations and Warranties True on the Closing Date. Each of the representations and warranties made by Company in this Agreement, and the statements contained in the Disclosure Schedule or in any instrument, list, certificate or writing delivered by Company pursuant to this Agreement, shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer.

10.2 Compliance With Agreement. Company shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed or complied with by Company prior to or on the Closing Date, including the delivery of the closing documents specified in Section 13.1.

10.3 Absence of Suit. No action, suit or proceeding before any court or any governmental authority shall have been commenced or threatened, and no investigation by any governmental or regulating authority shall have been commenced, against Buyer, Company or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions.

10.4 Consents and Approvals. All approvals, consents and waivers that are required to effect the transactions contemplated hereby including but not limited to the consent of Comerica Bank - California shall have been received, and executed counterparts thereof shall have been delivered to Buyer. Notwithstanding the foregoing, receipt of the consent of any third party to the assignment of an Assumed Contract which is not (and is not required to be) disclosed in the Disclosure Schedule shall not be a condition to Buyer's obligation to close, provided that the aggregate of all such Contracts does not represent a material portion of the sales or expenditures of the Business. After the Closing, Company will continue to use its commercially reasonable efforts to obtain any such consents or approvals, and Company shall not hereby be relieved of any liability hereunder for failure to perform any of its covenants or for the inaccuracy of any representation or warranty.

10.5 Buyer Consents and Approvals. Buyer shall have received approval by its Board of Directors and Buyer shall have received approval from Wells Fargo Bank, N.A. to consummate this Agreement and the transactions contemplated hereby.

10.6 Closing Documents. Company shall have executed and delivered all of the documents to be delivered by Company as set forth in Section 13.1.


                                   ARTICLE 11
                  CONDITIONS PRECEDENT TO COMPANY'S OBLIGATIONS

         Each and every obligation of Company to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions:

11.1 Representations and Warranties True on the Closing Date. Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

11.2 Compliance With Agreement. Buyer shall have in all material respects performed and complied with all of Buyer's agreements and obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date, including the delivery of the closing documents specified in Section 13.2.

11.3 Absence of Suit. No action, suit or proceeding before any court or any governmental authority shall have been commenced or threatened, and no investigation by any governmental or regulating authority shall have been commenced, against Buyer, Company or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions.

11.4 Consents. Company shall have obtained approval by its Board of Directors and Comerica Bank - California pursuant to the Loan and Security Agreement entered into between such bank and Company to consummate the transactions contemplated hereby.

11.5 Closing Documents. Buyer shall have executed and delivered all of the documents to be delivered by Buyer as set forth in Section 13.2.

                                   ARTICLE 12
                                 INDEMNIFICATION

12.1 By Company. Subject to the terms and conditions of this Article 12, Company hereby agrees to indemnify, defend and hold harmless Buyer, and its directors, officers, employees and controlled and controlling persons (hereinafter "Buyer's affiliates"), from and against all Claims asserted against, resulting to, imposed upon, or incurred by Buyer, Buyer's affiliates, the Business or the Purchased Assets, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of Company contained in or made pursuant to this Agreement (regardless of whether such breach is deemed "material"); (b) the breach of any covenant of Company contained in this Agreement (regardless of whether such breach is deemed "material"); or (c) any Claim of or against Company, the Purchased Assets or the Business not specifically assumed by Buyer pursuant hereto. As used in this Article 12, the term "Claim" shall include (i) any liability not assumed by Buyer; (ii) all losses, damages (including, without limitation, consequential damages), judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and attorneys fees and expenses); and (iii) all demands, claims, actions, costs of investigation, causes of action, proceedings and assessments, whether or not ultimately determined to be valid.

12.2 By Buyer. Subject to the terms and conditions of this Article 12, Buyer hereby agrees to indemnify, defend and hold harmless Company, its directors, officers, employees and controlling persons, from and against all Claims asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of or resulting from (a) the inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement (regardless of whether such breach is deemed "material"); (b) the breach of any covenant of Buyer contained in this Agreement (regardless of whether such breach is deemed "material"); or (c) all Claims of or against Company specifically assumed by Buyer pursuant hereto.

12.3 Indemnification of Third-Party Claims. The obligations and liabilities of any party to indemnify any other under this Article 12 with respect to Claims relating to third parties shall be subject to the following terms and conditions:

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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         12.3(a)  Notice and Defense. The party or parties to be indemnified
                  (whether one or more, the "Indemnified Party") will give the party from whom indemnification is sought (the "Indemnifying Party") prompt written notice of any such Claim, and the Indemnifying Party will undertake the defense thereof by representatives chosen by it. Failure to give such notice shall not affect the Indemnifying Party's duty or obligations under this Article 12, except to the extent the Indemnifying Party is prejudiced thereby. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnified Party shall not settle such Claim. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such Claim, and shall in other respects give reasonable cooperation in such defense. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Company shall not pay for separate counsel for Buyer of Buyer's choice.

         12.3(b) Failure to Defend. If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the Indemnified Party will have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment; provided, however, that the Indemnified Party will use commercially reasonable efforts to notify and obtain the consent of the Indemnifying Party, which consent will not be unreasonably withheld.

         12.3(c) Indemnified Party's Rights. Anything in this Section 12 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such Claim, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim.

12.4 Indemnification Regarding Warranty/Services. [*] for all warranty and service obligations for [*] which exceed [*] of warranty expense under
         Article 2 hereof. The indemnification obligations by [*] under this
         Section 12.4 is not subject to the minimum $225,000.00 threshold limitation set forth in Section 12.6(b) below.

12.5 Payment. The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article 12, which payment may be accomplished in whole or in part, as set

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

         forth in Section 12.8, by the Indemnified Party setting off any amount owed to the Indemnifying Party by the Indemnified Party. To the extent set-off is made by an Indemnified Party in satisfaction or partial satisfaction of an indemnity obligation under this Article 12 that is disputed by the Indemnifying Party, upon a subsequent determination by final judgment not subject to appeal that all or a portion of such indemnity obligation was not owed to the Indemnified Party, the Indemnified Party shall pay the Indemnifying Party the amount which was set off and not owed together with interest from the date of set-off until the date of such payment at an annual rate equal to the average annual rate in effect as of the date of the set-off, on those three maturities of United States Treasury obligations having a remaining life, as of such date, closest to the period from the date of the set-off to the date of such judgment. Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such third party Claim.

12.6 Limitations on Indemnification. Except for any fraud, willful or knowing breach or misrepresentation, as to which claims may be brought without limitation as to time or amount:

         12.6(a) Time Limitation. No claim or action shall be brought under this Article 12 for breach of a representation or warranty after the lapse of two (2) years following the Closing. Regardless of the foregoing, however, or any other provision of this Agreement:

                  (i) The time limitation on claims on actions brought for breach of any representation or warranty made in or pursuant to Section 5.9(a) shall be the applicable statutory limitation period with respect thereto.

                  (ii) Any claim or action brought for breach of any representation or warranty made in or pursuant to
                           Section 5.3 may be brought at any time until the underlying tax obligation is barred by the applicable period of limitation under federal and state laws relating thereto (as such period may be extended by waiver).

                  (iii) Any claim made by a party hereunder by filing a suit or action in a court of competent jurisdiction or a court reasonably believed to be of competent jurisdiction or by a demand for arbitration in accordance with Article 18 hereof for breach of a representation or warranty prior

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

                           to the termination of the survival period for such claim shall be preserved despite the subsequent termination of such survival period.

                  (iv) If any act, omission, disclosure or failure to disclosure shall form the basis for a claim for breach of more than one representation or warranty, and such claims have different periods of survival hereunder, the termination of the survival period of one claim shall not affect a party's right to make a claim based on the breach of representation or warranty still surviving.

         12.6(b) Amount Limitation. Except with respect to claims for breaches of representations or warranties contained in Section 5.9(a) and claims related to Sections 12.1(c), 12.4, and 12.5, an Indemnified Party shall not be entitled to indemnification under this Article 12 for breach of a representation or warranty unless the aggregate of the Indemnifying Party's indemnification obligations to the Indemnified Party pursuant to this Article 12 (but for this Section 12.7(b)) exceeds Two Hundred Twenty-Five Thousand and no/100 Dollars ($225,000.00); but in such event, the Indemnified Party shall be entitled to indemnification in full for all breaches of representations and/or warranties. Except with respect to claims related to Sections 12.1(c), the liability of Company under this Article 12 shall be limited to Seven Million Five Hundred Thousand and no/100 Dollars ($7,500,000.00).

12.7 No Waiver. The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification has knowledge of the breach, violation or failure of condition constituting the basis of the Claim at or before the Closing, and regardless of whether such breach, violation or failure is deemed to be "material."

12.8 Right to Set-Off. If a claim for indemnification is made by the Buyer as the Indemnified Party under this Article 12, the Buyer shall by written notice to the Company (and without limiting any other rights it may have at law or in equity) offset such amount by (i) any payments due Company under the Escrow Agreement; and (ii) any payments due Company under the Patent Assignment and Cross-Licensing Agreement and Trademark Agreement. To the extent that the amount due from the Company exceeds any offset amounts which are payable within sixty (60) days, or to the extent that the amount due from the Company exceeds Five Hundred Thousand and no/100 Dollars ($500,000.00), the difference shall be due from the Company promptly.

12.9 Exclusivity of Article 12 Indemnity. Each Indemnified Party acknowledges that, from and after the Closing Date, its sole and exclusive remedy with respect to any and all claims and causes of action relating to this Agreement and the transactions contemplated hereby shall be pursuant to the indemnification provisions set forth in this Article 12. In furtherance of the foregoing, each Indemnified Party hereby waives and releases, from and after the Closing Date, any and all rights, claims, and causes of action (other than indemnity claims arising under this Article 12) it may have relating to this Agreement

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

         and the transactions contemplated hereby. Each Indemnified Party makes this waiver and release with full knowledge that it may be releasing presently unknown or unsuspected claims.

                                   ARTICLE 13
                                     CLOSING

         The closing of this transaction ("the Closing") shall take place on February 11, 2003, by facsimile transmission, or at such other time, place, and method as the parties hereto shall agree upon. Such date is referred to in this Agreement as the "Closing Date."

13.1 Documents to be Delivered by Company. At the Closing, Company shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:

         13.1(a) Deeds, Bills of Sale. Warranty deeds to real estate and bills of sale and such other instruments of assignment, transfer, conveyance and endorsement as will be sufficient in the opinion of Buyer and its counsel to transfer, assign, convey and deliver to Buyer the Purchased Assets as contemplated hereby.

         13.1(b) Compliance Certificate. A certificate signed by the chief executive officer of Company that each of the representations and warranties made by Company in this Agreement is true and correct in all material respects on and as of the Closing Date, and that Company has performed and complied with all of Company's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

         13.1(c) Opinion of Counsel. A written opinion of Cooley Godward, LLP, counsel to Company, dated as of the Closing Date, addressed to Buyer, substantially in the form of Exhibit D hereto.

         13.1(d) Employment and Noncompetition Agreements. The Employment and Noncompetition Agreements referred to in Sections 7.1 and 8.3, duly executed by the persons referred to in such Sections.

         13.1(e) Certified Resolutions. A certified copy of the resolutions of the Board of Directors of Company authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

         13.1(f) Patent Assignment and Cross-License and Trademark License Agreement. The Patent Assignment and Cross-License and Trademark License Agreement duly executed by the Company in the form of Exhibit A hereto.

         13.1(g) Transition Services Agreement. The Transition Services Agreement duly executed by Company in form of Exhibit B hereto.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

         13.1(h) Incumbency Certificate. Incumbency certificates relating to each person executing any document executed and delivered to Buyer pursuant to the terms hereof.

         13.1(i) Other Documents. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

13.2 Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver to Company the following documents, in each case duly executed or otherwise in proper form:

         13.2(a) Cash Purchase Price. To Company by wire transfer as required by Section 4.1(a) hereof.

         13.2(b) Assumption of Liabilities. Such undertakings and instruments of assumption as will be reasonably sufficient in the opinion of Company and its counsel to evidence the assumption of Company debts, liabilities and obligations as provided for in
                  Section 3.1.

         13.2(c) Compliance Certificate. A certificate signed by the chief operating officer of Buyer that the representations and warranties made by Buyer in this Agreement are true and correct on and as of the Closing Date, and that Buyer has performed and complied with all of Buyer's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

         13.2(d) Opinion of Counsel. A written opinion of Dunkley, Bennett, Christensen & Madigan, P.A., counsel to Buyer, dated as of the Closing Date, addressed to Company, in substantially the form of Exhibit E hereto.

         13.2(e) Certified Resolutions. A certified copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

         13.2(f) Patent Assignment and Cross-License and Trademark License Agreement. The Patent Assignment and Cross-License and Trademark License Agreement duly executed by Buyer in the form of Exhibit A hereto.

         13.2(g) Transition Services Agreement. The Transition Services Agreement duly executed by Buyer in the form of Exhibit B hereto.

         13.2(h) Incumbency Certificate. Incumbency certificates relating to each person executing any document executed and delivered to Company by Buyer pursuant to the terms hereof.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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


         13.2(i) Other Documents. All other documents, instruments or writings required to be delivered to Company at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Company may reasonably request.

                                   ARTICLE 14
                               DISCLOSURE SCHEDULE

         The Schedules are attached to this Agreement (the "Disclosure Schedule") and have been executed by Company and dated and delivered to Buyer on the date hereof. Information set forth in the Disclosure Schedule specifically refers to the article and section of this Agreement to which such information is responsive and such information shall not be deemed to have been disclosed with respect to any other article or section of this Agreement or for any other purpose except where appropriate, provided such disclosure is obvious and clear. The Disclosure Schedule shall not vary, change or alter the language of the representations and warranties contained in this Agreement and, to the extent the language in the Disclosure Schedule does not conform in every respect to the language of such representations and warranties, such language shall be disregarded and be of no force or effect.

                                   ARTICLE 15
                                FURTHER ASSURANCE

         From time to time and without further consideration, each party hereto will execute and deliver to the other party hereto such documents and take such other action as may be reasonably required or requested in order to consummate more effectively the transactions contemplated hereby and to vest in Buyer good, valid and marketable title to the Purchased Assets.

                                   ARTICLE 16
                                  ANNOUNCEMENTS

         Announcements concerning the transactions provided for in this Agreement by either Company or Buyer shall be subject to the approval of the other in all essential respects, except that one party's approval shall not be required as to any statements and other information which the other party may submit to the Securities and Exchange Commission, or their stockholders or be required to make pursuant to any rule or regulation of the Securities and Exchange Commission or NASDAQ, or otherwise required by law.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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                                   ARTICLE 17
                         ASSIGNMENT; PARTIES IN INTEREST

17.1 Assignment. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may, without consent of any other party, cause one or more subsidiaries of Buyer to carry out all or part of the transactions contemplated hereby; provided, however, that Buyer shall, nevertheless, remain liable for all of its obligations, and those of any such subsidiary, to Company hereunder.

17.2 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

                                   ARTICLE 18
                             RESOLUTION OF DISPUTES

18.1 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms shall be settled by binding arbitration held in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Article 18. Notwithstanding the foregoing, Buyer may, in its discretion, apply to a court of competent jurisdiction for equitable relief from any violation or threatened violation of the covenants of Company under Section 8.4 of this Agreement, or any covenants not to compete contained in any Employment and Noncompetition Agreement delivered pursuant to Section 8.3 hereof.

18.2 Arbitrators. The panel to be appointed shall consist of one neutral arbitrator approved by the parties.

18.3 Procedures; No Appeal. The arbitrator shall allow such discovery as the arbitrator determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator. The arbitrator shall give the parties written notice of the decision, with the reasons therefor set out, and shall have 30 days thereafter to reconsider and modify such decision if any party so requests within 10 days after the decision. Thereafter, the decision of the arbitrator shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

18.4 Authority. The arbitrator shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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


18.5 Entry of Judgment. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. Company and Buyer hereby submit to the in personam jurisdiction of the Federal and State courts in Minneapolis, Minnesota, for the purpose of confirming any such award and entering judgment thereon.

18.6 Confidentiality. All proceedings under this Article 18, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

18.7 Continued Performance. The fact that the dispute resolution procedures specified in this Article 18 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party and to the right of setoff provided in Section 12.4 hereof.

18.8 Tolling. All applicable statutes of limitation shall be tolled while the procedures specified in this Article 18 are pending. The parties will take such action, if any, required to effectuate such tolling.

                                   ARTICLE 19
                             LAW GOVERNING AGREEMENT

         This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal laws of the State of Minnesota, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

                                   ARTICLE 20
                           AMENDMENT AND MODIFICATION

         Buyer and Company may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

                                   ARTICLE 21
                                     NOTICE

         All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

                      (a)       If to Buyer, to:
                                Entegris, Inc.
                                3500 Lyman Boulevard
                                Chaska, Minnesota 55318
                                Attention:  James Dauwalter
                                Facsimile:  (952) 556-8644

                                (with a copy to)

                                Anthony Marick, Esq.
                                Dunkley, Bennett, Christensen & Madigan, P.A. 701 Fourth Avenue South, Suite 700 Minneapolis, Minnesota 55415
                                Facsimile:  (612) 339-9545

or to such other person or address as Buyer shall furnish to Company in writing.

                      (b)       If to Company, to:

                                Asyst Technologies, Inc.
                                48761 Kato Road
                                Fremont, California 94538
                                Attention:  Dr. Stephen S. Schwartz
                                Facsimile:  (510) 661-5151

                                (with a copy to)

                                James C. Kitch
                                Cooley Godward, LLP
                                Five Palo Alto Square
                                3000 El Camino Real
                                Palo Alto, California 94306
                                Facsimile:  (650) 849-7400

or to such other person or address as Company shall furnish to Buyer in writing.

         If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

                                   ARTICLE 22
                                    EXPENSES

         Regardless of whether or not the transactions contemplated hereby are consummated:

22.1 Brokerage. Except as to U.S. Bancorp Piper Jaffray, Inc., who shall be compensated by Company, Company and Buyer each represent and warrant to each other that there is no broker involved or in any way connected with the transactions provided for herein. Buyer agrees to hold Company harmless from and against all other claims for brokerage commissions or finder's fees incurred through any act of Buyer in connection with the execution of this Agreement or the transactions provided for herein. Company agrees to hold Buyer harmless from and against all other claims for brokerage commissions or finder's fees incurred through any act of Company or any shareholder in connection with the execution of this Agreement or the transactions provided for herein.

22.2 Expenses to be Paid by Company. Company shall pay, and shall indemnify, defend and hold Buyer harmless from and against, each of the following:

         22.2(a) Professional Fees. All fees and expenses of Company's legal, accounting, investment banking and other professional counsel in connection with the transactions contemplated hereby.

22.3 Other. Except as otherwise provided herein, each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

22.4 Costs of Litigation or Arbitration. The parties agree that (subject to the discretion, in an arbitration proceeding, of the arbitrator as set forth in Section 18.4) the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys' fees and prejudgment interest.

                                   ARTICLE 23
                                ENTIRE AGREEMENT

         Other than a side letter, Transition Services Agreement, and Patent Assignment and Cross-License and Trademark License Agreement entered into between the parties as of the Closing Date, this instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein and the mutual nondisclosure agreement entered into by the parties, dated August 8, 2002, as extended.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

                                   ARTICLE 24
                                  COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                   ARTICLE 25
                                    HEADINGS

         The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

                                   ARTICLE 26
                                  SEVERABILITY

         In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal, and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                                   ARTICLE 27
                            THIRD-PARTY BENEFICIARIES

         With the exception of the parties to this Agreement, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

ASYST TECHNOLOGIES, INC.                        ENTEGRIS, INC.

By:   /s/  Geoffrey G. Ribar                    By:  /s/  Michael Wright
      -------------------------                      -------------------

Its:  Senior Vice President and                 Its:  Chief Operating Officer
      Chief Financial Officer

                                                ENTEGRIS CAYMAN LTD.

                                                By:  /s/  John D. Villas
                                                     -------------------

                                                Its:  Director

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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